Exhibit 21.1
LIST OF SUBSIDIARIES

Entity Name	State of Incorporation/formation	Ownership
Sampo IP, LLC	Virginia	100%
Relay IP, INC.	Delaware	100%
Cyberfone Systems LLC	Texas	100%
Cyberfone Acquisition Corp.	Texas	100%
Vantage Point Technology, Inc.	Texas	100%
CRFD Research, Inc.	Delaware	100%
E2E Processing, Inc.	Texas	100%
Loopback Technologies, Inc.	Delaware	100%
Loopback Technologies II, Inc.	California	100%
Signal IP, Inc.	California	100%
Hybrid Sequence IP, Inc.	Delaware	100%
PMC Acquisition LLC	Texas	100%
Soems Acquisition Corp	Delaware	100%
IP Liquidity Ventures Acquisition LLC	Delaware	100%
IP Liquidity Ventures, LLC	Delaware	100%
Sarif Biomedical Acquisition LLC	Delaware	100%
Sarif Biomedical LLC	Delaware	100%
Selene Communication Technologies Acquisition LLC	Delaware	100%
Selene Communication Technologies, LLC	Delaware	100%
DA Acquisition LLC	Texas	100%
Dynamic Advances, LLC	Texas	100%
Clouding Corp.	Delaware	100%
TLI Acquisition Corp. TLI Communications LLC	Virginia Virgina	100% 100%
Medtech Group Acquisition Corp.	Texas	100%
OrthoPhoenix, LLC	Delaware	100%
TLIF, LLC	Texas	100%
MedTech GmbH	German	100%
Secure Energy LLC	North Dakota	100%
Bismarck IP Inc.	Delaware	100%
Traverse Technologies Corp.	Texas	100%
Power Management Enterprises	Texas	100%